Exhibit no. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 17 to the Registration Statement (File Nos. 333-126328 and 811-21780) (the “Registration Statement”) of MFS® Series Trust XII (the “Trust”), of my opinion dated June 30, 2010, appearing in Post-Effective Amendment No. 16 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on June 30, 2010

BRIAN E. LANGENFELD
Brian E. Langenfeld
Senior Counsel and Vice President

Boston, Massachusetts

August 26, 2010